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                                                                    EXHIBIT 23.2

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66700) pertaining to the 2001 Equity Incentive Plan, in the Registration Statements (Form S-8 No. 333-49524 and 333-29335) pertaining to the 1998 Incentive Stock Plan, 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and 1992 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-10773) pertaining to the 1992 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-37313) pertaining to the 1996 StemCells, Inc. Stock Option Plan and the 1997 CytoTherapeutics, Inc. StemCells Research Stock Option Plan, in the Registration Statements (Form S-3 No. 333-75806, No. 333-66692, No. 333-61726 and No.
333-83992) of StemCells, Inc. and in the Registration Statements (Form S-3 No. 333-68900 and No. 333-91228) of CytoTherapeutics, Inc. and in the related Prospectuses of our report dated March 4, 2003, except for Note 1, as to which the date is March 25, 2004, with respect to the consolidated financial statements of StemCells, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 14, 2005